                                                                   Ex-(d)(xviii)

February 24, 2006



Evelyn Dilsaver,
President and Chief Executive Officer,
Schwab Capital Trust & Schwab Investments
101 Montgomery Street
San Francisco, CA 94104


Re: Funds of Schwab Capital Trust and Schwab 1000 Fund

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

Fund                                          Net Operating         Guaranteed
                                              Expense limit         through:

Schwab MarketTrack All Equity Portfolio -      50 bps               2/27/07
Investor Shares

Schwab MarketTrack Conservative Portfolio -    50 bps               2/27/07
Investor Shares

Schwab MarketTrack Balanced Portfolio -        50 bps               2/27/07
Investor Shares

Schwab MarketTrack Growth Portfolio -          50 bps               2/27/07
Investor Shares

Schwab MarketTrack Conservative Portfolio -    35 bps               2/27/07
P Shares

Schwab MarketTrack Growth Portfolio -          35 bps               2/27/07
P Shares

Laudus U.S. MarketMasters Fund- Investor      125 bps               2/27/07
Shares

Laudus U.S. MarketMasters Fund- Select        107 bps               2/27/07
Shares

Laudus Balanced MarketMasters Fund-           110 bps               2/27/07
Investor Shares

Laudus Balanced MarketMasters Fund Select      95 bps               2/27/07
Shares

Laudus Small-Cap MarketMasters Fund-          155 bps               2/27/07
Investor Shares

Laudus Small-Cap MarketMasters Fund- Select   137 bps               2/27/07
Shares

Laudus International MarketMasters Fund-      165 bps               2/27/07
Investor Shares

Laudus International MarketMasters Fund-      147 bps               2/27/07
Select Shares

Schwab Large-Cap Growth Fund - Investor       120 bps               2/27/07
Shares

Schwab Large-Cap Growth Fund - Select Shares   99 bps               2/27/07

Schwab Core Equity Fund                        75 bps               2/27/07

Schwab S&P 500 Index Fund - Investor Shares    37 bps               2/27/07

Schwab S&P 500 Index Fund - Select Shares      19 bps               2/27/07

Schwab S&P 500 Index Fund - e.Shares           28 bps               2/27/07

Schwab 1000 Index Fund - Investor Shares       51 bps               2/27/07

Schwab 1000 Index Fund - Select Shares         36 bps               2/27/07


Schwab Small-Cap Index Fund- Investor Shares   60 bps               2/27/07

Schwab Small-Cap Index Fund- Select Shares     42 bps               2/27/07

Schwab Total Stock Market Index Fund-          58 bps               2/27/07
Investor Shares

Schwab Total Stock Market Index Fund-          39 bps               2/27/07
Select Shares

Schwab International Index Fund- Investor       69 bps              2/27/07
Shares

Schwab International -Index Fund- Select        50 bps              2/27/07
Shares

Schwab Dividend Equity Fund- Investors         110 bps              2/27/07
Shares

Schwab Dividend Equity Fund- Select Shares      95 bps              2/27/07

Schwab Small-Cap Equity Fund- Investors        130 bps              2/27/07
Shares

Schwab Small-Cap Equity Fund- Select Shares    112 bps              2/27/07

Schwab Hedged Equity Fund- Investor Shares     200 bps              2/27/07

Schwab Hedged Equity Fund- Select Shares       177 bps              2/27/07

Schwab Financial Services Fund                 110 bps              2/27/07

Schwab Health Care Fund                        110 bps              2/27/07

Schwab Technology Fund                         110 bps              2/27/07

Schwab Institutional Select S&P 500 Fund        10 bps              2/27/07

Schwab Premier Equity Fund - Investor Shares   130 bps              2/27/07

Schwab Premier Equity Fund - Select Shares     115 bps              2/27/07

Schwab Target 2010 Fund                          6 bps              2/28/07

Schwab Target 2020 Fund                          4 bps              2/28/07

Schwab Target 2030 Fund                          3 bps              2/28/07

Schwab Target 2040 Fund                          1 bps              2/28/07

Schwab Retirement Income Fund                   10 bps              2/28/07


Sincerely,


 /s/ George Pereira                             /s/ Pamela Saunders
 ---------------------------------------       ---------------------------------
 George Pereira                                Pamela Saunders,
 Chief Financial Officer, Charles Schwab       Vice President, Proprietary Funds
 Investment Management, Inc.                   Charles Schwab & Co., Inc.




cc:
Jody Stuart
Shelley Harding-Riggen
Michael Bonardi
Yi-Ching Wu
Jonathan De St Paer
George Pereira
Mei-Luh Lee
Gregory J. Hand